EXHIBIT 4
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COMMON STOCK                                                       ______ SHARES
CERTIFICATE NO.               FLORIDAFIRST BANCORP

                             INCORPORATED UNDER THE
                            LAWS OF THE UNITED STATES

                                             CUSIP NO. ___________
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

               THIS
               CERTIFIES
               THAT

               IS THE
               OWNER OF

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $0.10 PAR VALUE PER SHARE OF

                              FLORIDAFIRST BANCORP

     The shares evidenced by this certificate are transferable only on the stock transfer books of the Company by the holder of record hereof in person or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented thereby are issued and shall be subject to all the provisions contained in the Company's Charter and Bylaws (copies of which are on file with the Company), and to all the provisions to which the holder, by acceptance hereof, assents. These shares are nonwithdrawable and are not of an insurable type. Such shares are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency. This certificate is not valid unless countersigned and registered by the Company's transfer agent and registrar.

     In Witness Whereof, the Company has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.






------------------------------             -------------------------------------
Secretary                                  Gregory C. Wilkes
                                   SEAL    President and Chief Executive Officer
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                              FLORIDAFIRST BANCORP

     The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of FloridaFirst Bancorp (the "Company"), as from time to time amended (copies of which are on file at the principal office of the Company), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Charter.

     The Company will furnish without charge to each stockholder who so requests, a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Company is authorized to issue, the differences in the relative rights and preferences between the shares of each such series of preferred stock to the extent they have been set, and the authority of the Board of Directors of the Company set the relative rights and preferences of subsequent series of preferred stock. Such requests shall be made in writing to the Secretary of the Company.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common       UNIF TRAN MIN ACT -       Custodian
                                                         ------         --------
                                                          (Cus)          (Minor)
TEN ENT - as tenants by the entireties
                                           under Uniform Transfers to Minors Act


JT TEN  - as joint tenants with right of
          survivorship and not as tenants       --------------------------------
          in common                                       (State)

     Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, ______________ hereby sell, assign and transfer unto, ______________, ______________ shares of the Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint _______________, Attorney, to transfer the said shares on the books of the Company with full power of substitution.

Dated
      -------------------------

                                      ------------------------------------------
                                      Signature


                                      ------------------------------------------
                                      Signature



In presence of:
                ---------------------------

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.